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                                   EXHIBIT 5.1

                          [Opinion of Lawrence Kallaur]

                                                          January 19, 2005


Ambient Corporation
79 Chapel Street
Newton, Massachusetts, 02458

Ladies and Gentlemen:

        We have acted as special counsel to Ambient Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an aggregate of 114,224,626 shares (the "Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock"). The Shares consist of:

        (i) (a) 22,000,000 shares of Common Stock issuable upon conversion of the Company's 6% Convertible Debentures (the "Convertible Debentures") in the aggregate principal amount of $5,500,000 at a conversion price of $0.25 per share, (b) up to 1,320,000 shares of Common Stock issuable in respect of interest on the Convertible Debentures accrued and accruing through the first anniversary of issuance and (c) 22,000,000 shares of Common Stock issuable upon exercise of warrants issued in connection with the Convertible Debentures (the "Investor Warrants") and (d) an additional 4,532,000 shares of Common Stock, representing the Company's current good faith estimate of additional shares that it might be required to issue to the selling stockholders (X) based on adjustments to the conversion price of the unconverted Convertible Debentures and/or to the number of shares covered by unexercised warrants in the event that, on or prior to the 270th day after the effective date of the Registration Statement, the Company subsequently offers or issues securities at a purchase price or conversion price lower than $0.25 per share or warrants either (i) having an exercise price below the exercise price of the Investor Warrants or
(ii) exercisable for more shares, on a proportionate basis, than the number of shares of Common Stock issuable upon exercise of the Investor Warrants and (Y) as liquidated damages through the projected effective date of the Registration Statement, in each case pursuant to the terms of an agreement between the Company and such selling stockholders;

        (ii) (a) 4,400,000 shares of Common Stock issuable upon exercise of warrants ("Agent Warrants") issued as compensation in connection with the issuance of the Convertible Debentures and (b) an additional 440,000 shares of Common Stock, representing the Company's current good faith estimate of additional shares that it might be required to issue to the selling stockholders
(X) based on adjustments to the conversion price of the unconverted Convertible Debentures and/or to the number of shares covered by any unexercised Agent Warrants in the event that, on or prior to the 270th day after the effective date of the Registration Statement, the Company subsequently offers or issues securities at a purchase price or conversion price lower than $0.25 per share or warrants either (i) having an exercise price below the exercise price of the Agent Warrants or (ii) exercisable for more shares, on a proportionate

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basis, than the number of shares of Common Stock issuable upon exercise of the
Agent Warrants and (Y) as liquidated damages through the projected effective date of the Registration Statement, in each case as contemplated by terms of an agreement between the Company and such selling stockholders;

        (iii) 37,083,333 shares of Common Stock (the "Outstanding Shares"); and

        (iv) 22,449,293 shares of Common Stock issuable upon exercise of certain other warrants and options (the "Other Warrants") (the Investor Warrants, the Agent Warrants and the Other Warrants are, collectively, the "Warrants").

        This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, in connection with the filing of the Registration Statement on Form S-2, as filed with the Securities and Exchange Commission (the "Commission") on or about January 19, 2005 (the "Registration Statement"), and for no other purpose.

        As special counsel to the Company, we have examined copies (in each case signed, certified or otherwise proven to our satisfaction to be genuine) of the Company's certificate of incorporation and all amendments thereto, its by-laws as presently in effect, and minutes and other instruments evidencing actions taken by its directors relating to the Company, the sale and issuance of the Convertible Debentures, the Warrants and the proposed offering. We have assumed the genuineness of all signatures and the authenticity of all agreements, documents, certificates and instruments submitted to us as originals and the conformity with the originals of all agreements, instruments, documents and certificates submitted to us as copies. Insofar as this opinion may relate to securities to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of such issuance are the same as such laws, rules and regulations in effect as of the date hereof.

        Our opinion herein is based solely upon the General Corporation Law of the State of Delaware, applicable provisions of the Constitution of the State of Delaware and reported judicial interpretations interpreting these laws. We express no opinion with respect to any other laws (including, without limitation, the application of the securities or "Blue Sky" laws of any state to the offer and/or sale of the Shares).

        Based on the foregoing, and subject to and in reliance on the accuracy and completeness of the information relevant thereto provided to us, it is our opinion that (i) the Shares have been duly authorized, (ii) the Outstanding Shares have been legally issued and are fully paid and nonassessable and (iii) the Shares other than the Outstanding Shares, when issued and delivered upon conversion of the Convertible Debentures and exercise of the Warrants, in each case in accordance with their respective terms, will be legally issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any application under the securities or other laws of any state of the United States, which relate to the offering which is the subject of this opinion, and to appearing under the heading "Legal Matters" in the prospectus which is contained in the Registration Statement. In giving such consent, we do not thereby

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admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

        This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph. This opinion is as of the date hereof and we disclaim any undertaking to update this opinion after the date hereof.

                                                 Very truly yours,

                                                 /s/ Lawrence Kallaur, Esq.

                                                 Lawrence Kallaur, Esq.












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